45 Broadway, Suite 610
New York, New York 10006

TELEPHONE 212.732.4029
FACSIMILE 646.607.1998

May 8, 2015

I HEREBY CONSENT to the inclusion of my name in connection with the Form F-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Natcore Technologies, Inc.

Very truly yours,

LOPRESTI LAW GROUP, P.C.

By:
Marc X. LoPresti, Esq.